Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related Prospectus of Samdrew III, Inc. for the registration of shares of common stock, and to the incorporation of our report dated February 2, 2005 with respect to the audit of the financial statements of Samdrew III, Inc. as of September 30, 2004 and for the period January 5, 2004 (date of inception) to September 30, 2004.



                                   /s/Rosen Seymour Shapss Martin & Company LLP

                                     CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
February 4, 2005